Exhibit (g)
CONFORMING CUSTODIAN AGREEMENT
     Conforming Custodian Agreement (the “Conforming Agreement”) made as of this 23rd day of August, 2011 by and between GMO Series Trust (the “Series Trust), a business trust established under the laws of the Commonwealth of Massachusetts, and State Street Bank and Trust Company (as successor by merger to Investors Bank Trust Company) (“State Street”).
     WHEREAS, GMO Trust (the “Company”), Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) and State Street are party to the Custodian Agreement dated August 1, 1991, as amended, supplemented or otherwise modified from time to time (the “Agreement”), pursuant to which State Street agrees to provide certain services to the Company;
     WHEREAS, in connection with the creation of the Series Trust, the parties intend to apply the terms of the Agreement to the Series Trust, without modifying the terms of the Agreement with respect to the Company;
     NOW, THEREFORE, in connection with the foregoing and in consideration of the mutual covenants herein set forth, the Series Trust and State Street agree as follows:
1.	The terms of the Agreement shall apply, mutatis mutandis, to the Series Trust as if it were the Company and to each series of the Series Trust as if it were a series of the Company, provided that all obligations of GMO in the Agreement shall be the obligations of the Series Trust.

2.	A list of the series of the Series Trust is set forth in Schedule A, which shall be amended from time to time in writing by mutual agreement of the Series Trust and State Street.

3.	For the avoidance of doubt, the Series Trust and State Street shall be liable to the other to the extent and under the circumstances described in the Agreement.
[signature page immediately follows]

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     IN WITNESS WHEREOF; the parties hereto have caused this Conforming Agreement to be duly executed as of the day and year first written above.

GMO SERIES TRUST*
By:	/s/ JB Kittredge
Name:	JB Kittredge
Title:	President and Chief Executive Officer

*	GMO Series Trust is a Massachusetts business trust and a copy of the Agreement and Declaration of Trust of GMO Series Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby given that this Agreement is executed on behalf of the Trustees of the Series Trust as Trustees and not individually, and that the obligations of or arising out of this Agreement with respect to each series of the Series Trust are not binding upon any of the Trustees or shareholders individually or any other series, but are binding only upon the assets and property of that series.
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

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SCHEDULE A
LIST OF GMO SERIES TRUST FUNDS 1
GMO U.S. Core Equity Series Fund

[1]	As of August 23, 2011

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Custodian Agreement
Among
GMO trust
and
Grantham, Mayo, Van Otterloo & Co.
and
Investors Bank & Trust Company

CUSTODIAN AGREEMENT
          AGREEMENT made this 1st day of August, 1991 by and among GMO Trust, a business trust established under the laws of the Commonwealth of Massachusetts (the “Trust”) on behalf of the GMO Core Fund, GMO SAF Core Fund, GMO Value Allocation Fund, GMO Growth Fund, GMO Short-Term Income Fund and any other series of the Trust, currently existing or hereafter created, as shall be mutually agreed to by the parties hereto to be subject to this Agreement (each such series referred to herein as the “Fund” and collectively as the “Funds”), Grantham, Mayo, Van Otterloo & Co., a Massachusetts general partnership, (the “Manager”) and Investors Bank & Trust Company, a Massachusetts trust company (the “Bank”).
The Trust, an open-end management investment company, desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 to act as custodian of the portfolio securities and cash of the Trust, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:
          1. Bank appointed custodian. The Trust hereby appoints the Bank as custodian; of its portfolio securities and cash delivered to the Bank as hereinafter described and to perform such duties and provide such services as are set forth on any schedule hereto, and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.
          2. Definitions. Whenever used herein, the terms listed below will have the following meaning:
          2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Trust by appropriate resolution of the Trustees of the Trust.
          2.2 Security. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933 as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing and futures, forward contracts and options thereon.

          2.3 Portfolio security. Portfolio security will mean any security owned by the Trust.
          2.4 Officers’ Certificate. Officers’ Certificate will mean unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Trust.
          2.5 Book-Entry System. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.
          2.6 Depository. Depository shall mean The Depository Trust Company (“DTC”), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, its successor or successors and its nominee or nominees. The term “Depository” shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Trustees of the Trust.
          3. Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of securities for the portfolio of the Trust, and payments and deliveries in connection therewith, given by an Authorized Person as shall have been designated in an Officers’ Certificate, such instructions to be given in such form and manner as the Bank and the Trust shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by such one or more persons from time to time designated in an Officers’ Certificate as having been authorized by the Trustees of the Trust. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust’s expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act the Trust shall give the Bank specific Proper Instructions as to the action required. Upon receipt of an Officers’ Certificate as to the authorization by the Trustees of the Trust accompanied by a detailed description of procedures approved by the Trust, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Trustees and the Bank are satisfied that such procedures afford adequate safeguards for the Trust’s assets.
          4. Separate Accounts. The Bank will establish a Separate Account for each Fund of the Trust, and deposit and maintain therein the assets of such Fund (and all investment earnings thereon). Any references in this Agreement to the Trust shall be deemed to be references to the separate Funds as appropriate.

          5. Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Trust will at all times maintain on file with the Bank his certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Trustees of the Trust, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Trust will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers’ Certificate given to it by the Trust which has been signed by officers named in the most recent certification.
          6. Custody of Cash and Securities. Except as set forth on Schedule A hereto with respect to assets of the Trust held outside of the U.S., as custodian for the Trust, the Bank will keep safely all of the portfolio securities delivered to the Bank, and will deposit to the account of the Trust all of the cash of the Trust delivered to the Bank, as set forth below.
          6.1 Cash. The Bank will open and maintain a separate account or accounts in the name of the Trust or in the name of the Bank, as custodian of the Trust, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. The Bank will hold in such account or accounts as custodian, subject to the provisions hereof, all cash received by it, including borrowed funds, for the account of the Trust. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of common stock of the Trust, notification from the Trust’s transfer agent as provided in Section 8, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 6.1, specifying the applicable subsection, or describing such purpose with sufficient particularity to permit the Bank to ascertain the applicable subsection, the Bank will make payments of cash held for the accounts of the Trust, insofar as funds are available for that purpose, only as permitted in (a)-(i) below.
          (a) Purchase of Securities: upon the purchase of securities for the Trust, against contemporaneous receipt of such securities or, where appropriate, satisfactory evidence of title thereto by the Bank registered in the name of the Trust or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank through use of (1) the Book-Entry System pursuant to Section 6.2(a)(3) below, (2) Depository pursuant to 6.2(b) below, or (3) Book Entry Paper pursuant to Section 62(c) below, each such payment to be made at the purchase price shown in the Proper Instructions received by the Bank before such payment is made;
          (b) Redemptions: in such amount as may be necessary for the repurchase or redemption of shares of beneficial interest of the Trust offered for repurchase or redemption in accordance with Section 8 of this Agreement;
          (c) Distributions and Expenses or Fund: for the payment on the account of the Trust of dividends or other distributions to shareholders as may from time to time be declared by the Trustees of the Trust, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Trust;
          (d) Payment in respect of Securities: for payments in connection with the conversion, exchange or surrender of portfolio securities or securities subscribed to by the Trust held by or to be delivered to the Bank;
          (e) Repayment of loans: to repay loans of money made to the Trust, but, in the case of final payment, only upon redelivery to the Bank of any portfolio securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;
          (f) Repayment of Cash: to repay the cash delivered to the Trust for the purpose of collateralizing the obligation to return to the Trust certificates borrowed from the Trust representing portfolio securities, but only upon redelivery to the Bank of such borrowed certificates;
          (g) Foreign Exchange Transactions: for payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery which may be entered into by the Bank on behalf of the Trust upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Trust deals or for their failure to comply with the terms of any contract or option;
          (h) Other Authorized payments: for other authorized transactions of the Trust, or other obligations of the Trust incurred for proper Trust purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Trustees signed by an Authorized Person of the Trust (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Trust, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose; and
          (i) Termination: upon the termination of this Agreement as hereinafter set forth pursuant to Section 9 and Section 13 of this Agreement.
          The Bank is hereby authorized to endorse for collection and collect on behalf of and in the name of the Trust all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Trust.
          6.2 Securities. Except as otherwise provided herein, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all portfolio securities which may now or hereafter be delivered to it by or for the account of the

Trust. All such portfolio securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Trust pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to securities that are not physically held by the Bank, the Bank will register all portfolio securities (unless otherwise directed by Proper Instructions or an Officers’ Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any State. The Bank will use its best efforts to the end that the specific securities held by it hereunder will be at all times identifiable.
          The Bank will use the same care with respect to the safekeeping of portfolio securities and cash of the Trust held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Trust.
          The Trust will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Trust and which may from time to time be registered in the name of the Trust.
          Neither the Bank nor any nominee of the Bank will vote any of the portfolio securities held hereunder by or for the account of the Trust, except in accordance with Proper Instructions or an Officers’ Certificate.
          The Bank will execute and deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted.
          (a) Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Trustees of the Trust specifically approving deposits of Trust assets in the Book-Entry System, and (ii) for each year following such approval, the Trustees of the Trust have reviewed and approved the arrangement and have not delivered an Officer’s Certificate to the Bank indicating that the Trustees have withdrawn their approval:
               1. The Bank may keep Securities of the Trust in the Book-Entry System provided that such securities are represented in an account (“Account”) of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers.
               2. The records of the Bank (and any such agent) with respect to the Trust’s participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry securities belonging to the Trust which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Trust. Where securities are transferred to the Trust’s account, the Bank shall also, by book entry or otherwise, identify as belonging to the Trust a quantity of securities in fusible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank’s account on the books of the Federal Reserve Bank
               3. The Bank (or its agent) shall pay for securities purchased for the account of the Trust or shall pay cash collateral against the return of securities loaned by the Trust upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Trust. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Trust upon
          (i) receipt of advice from the Book-Entry System that payment for Securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Trust has been transferred to the Account, and
          (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Trust. Copies of all advices from the Book-Entry System of transfers of Securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Bank and shall be provided to the Trust at its request. The Bank shall send the Trust a confirmation, as defined by Rule 17f-4, under the Investment Company Act of 1940, of any transfers to or from the account of the Trust.
               4. The Bank will promptly provide the Trust with any report obtained by the Bank or its agent on the Book-Entry System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System. The Bank will provide the Trust and cause any such agent to provide, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including Securities deposited in the Book-Entry System, relating to the services provided by the Bank or such agent under the Agreement.
               5. Anything to the contrary in the Agreement notwithstanding, the Bank shall be liable to the Trust for any loss or damage to the Trust resulting from use of the Book-Entry System by reason of any negligence, willful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any reckless disregard by the Bank or any such agent of its duty to enforce effectively such rights as it may have against the Book-Entry System; at the election of the Trust, it shall be entitled to be subrogated for the Bank in any claim against the Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any loss or damage.
          (b) Use of a Depository. Provided (i) the Bank has received a certified copy of a resolution of the Trustees of the Trust specifically approving deposits in DTC or other such Depository and (ii) for each year following such approval, the Trustees of the Trust have reviewed and approved the arrangement and have not delivered an Officer’s Certificate to the Bank indicating that the Trustees have withdrawn their approval:

          1. The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with the securities owned by the Trust, including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Trust all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof.
          2. Registration of the Trust’s securities may be made in the name of any nominee or nominees used by such Depository.
          3. Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of securities for the account of the Trust, payment will be made only upon delivery of the securities to or for the account of the Trust and the Trust shall pay cash collateral against the return of securities loaned by the Trust only upon delivery of the securities to or for the account of the Trust; and upon any sale of securities for the account of the Trust, delivery of the securities will be made only against payment thereof or, in the event securities are loaned, delivery of securities will be made only against receipt of the initial cash collateral to or for the account of the Trust.
          4. The Bank shall be subject to the same liability and duty to the Trust and its shareholders with respect to all securities of the Trust, and all cash, stock dividends, rights and items of like nature to which the Trust is entitled, held or received by a central securities system as agent for the Bank, pursuant to the foregoing authorization, as if the same were held or received by the Bank at its own offices. In this connection, with respect to the use of the Depository by the Bank but without limiting the foregoing duty or liability, the Bank, without cost to the Trust, shall ensure that:
          (i) The Depository obtains replacement of any certificated security deposited with it in the event such security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;
          (ii) Any proxy materials received by Depository with respect to securities of the Trust deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Trust;
          (iii) Such Depository immediately forwards to the Bank confirmation of any purchase or sale of securities for the account of the Trust and of the appropriate book entry made by such Depository to the Trust’s account;
          (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank’s obligations and duties hereunder as may be necessary for the Trust to comply with the recordkeeping requirements of Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 and 31a-2 thereunder; and
          (v) Such Depository delivers to the Bank and the Trust all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Trust may reasonably request in order to verify the Trust’s securities held by such Depository.
          (c) Use of Book-Entry System for Commercial Paper. Provided (i) the Bank has received a certified copy of a resolution of the Trustees of the Trust specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form (“Book Entry Paper”) and (ii) for each year following such approval the Trustees of the Trust have received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Trust has purchased such Issuer’s Book Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Trust, commercial paper issued by issuers with whom the Bank has entered into a book-entry agreement (the “Issuers”). In maintaining its Book Entry Paper System, the Bank agrees that:
          1. the Bank will maintain all Book Entry Paper held by the Trust in an account of the Bank that includes only assets held by it for customers;
          2. the records of the Bank with respect to the Trust’s purchase of Book Entry Paper through the Bank will identify, by book entry, Commercial Paper belonging to the Trust which is included in the Book Entry Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Trust.
          3. (a) The Bank shall pay for Book Entry Paper purchased for the account of the Trust upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Trust.
                    (b) The Bank shall cancel such Book Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book Entry Paper has been transferred to the Trust, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Trust;
          4. the Bank shall transmit to the Trust a transaction journal confirming each transaction in Book Entry Paper for the account of the Trust on the next business day following the transactions; and
          5. the Bank will send to the Trust such reports on its system of internal accounting control as the Trust may reasonably request from time to time.
          (d) Use of Immobilization Programs. Provided (i) the Bank has received a certified copy of a resolution of the Trustees of the Trust specifically approving the maintenance of portfolio securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the Investment Company Act of 1940, and (ii) for each year following such approval the Trustees of the Trust have reviewed and approved the arrangement and have not delivered an Officer’s Certificate to the Bank indicating that the Trustees have withdrawn their approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

          6.3 Options and Futures Transactions.
          (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.
          1. The Bank shall take action as to put options (“puts”) and call options (“calls”) purchased or sold (written) by the Trust regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., and, if necessary, the Trust relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.
          2. Unless another agreement requires it to do so, the Bank shall be under no duly or obligation to see that the Trust has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Trust. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Trust, the property of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account as described in subparagraph c of this Section 6.3. The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Trust that the amount of such collateral held by a broker or held in a Segregated Account as described in subparagraph (c) of this Section 6.3 is sufficient to protect such broker of the Trust against any loss; (ii) effect the return of any collateral delivered to a broker, or (iii) advise the Trust that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Trust.
          (b) Puts, Calls and Futures Traded on Commodities.
          1. The Bank shall take action as to puts, calls and futures contracts (“Futures”) purchased or sold by the Trust in accordance with the provisions of any agreement among the Trust, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Trust.
          2. The responsibilities and liabilities of the Bank as to Futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Amount shall be limited as set forth in subparagraph (a)(2) of this Section 6.3 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.
          (c) Segregated Account. The Bank shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Trust, into which Account or Accounts may be transferred cash and/or securities including securities maintained in an Account by the Bank pursuant to Section 6.2 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Bank and a broker/dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organization or organizations regarding escrow or other arrangements in connection with transactions by the Trust, and (ii) for the purpose of segregating cash or securities in connection with options purchased, or written by the Trust or commodity futures purchased or written by the Trust, and (iii) for the purposes of compliance by the Trust with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees of the Trust, or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.
          6.4 Segregated Account for “when-issued”, “forward commitment” and reverse repurchase agreement transactions. Notwithstanding any other provisions hereof, the Bank will maintain a segregated account (the “Segregated Account”) in the name of the Trust (i) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to the market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Trust’s then outstanding forward commitment or “when-issued” agreements relating to the purchase of portfolio securities and all the Trust’s then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms, and (ii) for the deposit of any portfolio securities which the Trust has agreed to sell on a forward commitment basis, all in accordance with Investment Company Act Release No. 10666. No assets shall be deposited in the Segregated Account except pursuant to Proper Instructions.
          Assets may be withdrawn from the Segregated Account pursuant to Proper Instructions only (a) for sale or delivery to meet the Trust’s obligations under outstanding firm commitment or when-issued agreements for the purchase of portfolio securities and under reverse repurchase agreements, (b) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account, (c) to the extent that the Trust’s outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the

Trust’s obligations thereunder are met from assets of the Trust other than those in the Segregated Account, or (d) for delivery upon settlement of a forward commitment agreement for the sale of portfolio securities.
          6.5 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Trust of interest bearing fixed term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Trust appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the “Deposit Bank”), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed portfolio securities of the Trust and the responsibility of the Bank therefore shall be the same as and no greater than the Bank’s responsibility in respect of other portfolio securities of the Trust.
          7. Transfer of Securities. The Bank will transfer, exchange, deliver or release portfolio securities held by it hereunder, insofar as such securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 7, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only
          (a) upon sales of portfolio securities for the account of the Trust, against contemporaneous receipt by the Bank of payment therefor in full, each such payment to be in the amount of the sale price set forth in the Proper Instructions received by the Bank before such payment is made;
          (b) in exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such portfolio securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of portfolio securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such security at least two business days prior to the date of tender;
          (c) upon conversion of portfolio securities pursuant to their terms into other securities;
          (d) for the purpose of redeeming in kind shares of the trust upon authorization from the Trust;
          (e) in the case of option contracts owned by the Trust, for presentation to the endorsing broker;

          (f) when such portfolio securities are called, redeemed or retired or otherwise become payable;
          (g) for the purpose of effectuating the pledge of portfolio securities held by the Bank pursuant to this Agreement in order to collateralize loans made to the Trust by any bank, including the Bank; provided, however, that such portfolio securities will be released only upon payment to the Bank for the account of the Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further portfolio securities may be released for that purpose without any such payment. In the event that any such pledged portfolio securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Trust from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged portfolio securities to or for the account of the lender;
          (h) for the purpose of releasing certificates representing portfolio securities of the Trust, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in Proper Instructions received by the Bank before such payment is made;
          (i) for the purpose of delivering securities lent by the Trust to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided in Subsections 6.2(a) and (b) hereof, of adequate collateral as agreed upon from time to time by the Trust and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Trust;
          (j) for other authorized transactions of the Trust or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Trustees of the Trust, signed by an authorized officer of the Trust (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the portfolio securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Trust or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and
          (k) upon termination of this Agreement as hereinafter set forth pursuant to Section 9 and Section 13 of this Agreement.
          As to any deliveries made by the Bank pursuant to subsections (a), (b), (c), (e), (f), (g), (h) and (i) securities or cash receivable in exchange therefor shall be delivered to the Bank.
          8. Redemptions. In the case of payment of assets of the Trust held by the Bank in connection with redemptions and repurchases by the Trust of outstanding shares of beneficial interest, the Bank will rely on notification by the Trust’s transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Declaration of Trust of the Trust, from assets available for said purpose.
          9. Merger, dissolution, etc. of Trust. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Trust into or the consolidation of the Trust with another investment company, the sale by the Trust of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust and distribution of its assets, the Bank will deliver the portfolio securities held by it under this Agreement and disburse cash only upon the order of the Trust set forth in an Officers’ Certificate, accompanied by a certified copy of a resolution of the Trustees of the Trust authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate.
          10. Actions of Bank without prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers’ Certificate to the contrary, it will without prior authorization or instruction of the Trust or the transfer agent:
          10.1 Receive and hold for the account of the Trust hereunder and deposit in the account or accounts referred to in Section 6 hereof, all income, dividends, interest and other payments or distribution of cash with respect to the portfolio securities held thereunder;
          10.2 Present for payment all coupons and other income items held by it for the account of the Trust which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Trust account or accounts referred to in Section 6 hereof;
          10.3 Receive and hold for the account of the Trust hereunder and deposit in the account or accounts referred to in Section 6 hereof all securities received as a distribution on portfolio securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any portfolio securities held by it hereunder;
          10.4 Execute as agent on behalf of the Trust all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Trust’s name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with portfolio securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;
          10.5 Present for payment all portfolio securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Trust in the account or accounts referred to in Section 6 hereof; and
          10.6 Exchange interim receipts or temporary securities for definitive securities.

          The Bank will use all reasonable effort to collect any funds which may to its knowledge become collectible arising from such securities, including dividends, interest and other income, and to transmit to the Trust notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such securities.
          If portfolio securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Trust in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Trust a written report once each month showing any income on any portfolio security held by it which is more than ten days overdue on the date of such report and which has not previously been reported.
          11. Maintenance of Records: Fund Evaluation: Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the Investment Company Act of 1940, as amended, or any other applicable laws or rules, and will furnish the Trust daily with a statement of condition of the Trust. The Bank will furnish to the Trust at the end of every month, the close of each quarter of the Trust’s fiscal year, and at any other time upon receipt of reasonable notice, a list of the portfolio securities and the aggregate amount of cash held by it for the Trust. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal amounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Trust and will be preserved by the Bank in the manner and in accordance With the applicable rules and regulations under the Investment Company Act of 1940 and any other applicable laws or rules.
          As custodian the Bank shall have and perform the following powers and duties:
          11.1 To keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Trust.
          11.2 To compute and, unless otherwise directed by the Trustees of the Trust, determine as of the close of business on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other hours, if any, as may be authorized by said Trustees the net asset value and the public offering price of a share of capital stock of the Trust, such determination to be made in accordance with the provisions of the Declaration of Trust of the Trust and Prospectus and Statement of Additional Information relating to the Trust, as they may from time to time be amended, and any applicable resolutions of the Trustees of the Trust at the time in force and applicable; and promptly to notify the Trust, or such other persons as the Trust may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Trust and in respect of liabilities of the Trust not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Trustees or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) above.
          11.3 To assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.
          12. Concerning the Bank.
          12.1 Performance of Duties. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Trust, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and saved harmless, by the Manager, for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers’ Certificate, Proper Instructions, resolution of the Trustees, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and for any other loss to the Bank or the Trust except in the case of the Bank’s negligence, willful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder. Notwithstanding anything herein to the contrary, in the event that the Bank is entitled to indemnification from the Manager pursuant to the terms hereof and the Bank is not promptly or fully indemnified, the Trust agrees that the Trust shall indemnify the Bank in accordance with the provisions hereof, and all references to the Manager in this Section 12.1 shall be deemed to refer to the Trust.
          The Bank may employ agents in the performance of its duties hereunder, including, upon receipt of Proper Instructions, subcustodians, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 to act as a custodian of the Trust’s assets; and provided further that the Bank shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any subcustodian so employed than any such subcustodian has to the Bank, and the Bank shall indemnify the Trust for any loss to the Trust resulting from the acts or omissions of any subcustodian to the extent that the Bank is so indemnified by the subcustodian.
          In order that the indemnification provision contained in this section 12.1 shall apply, however, it is understood that if in any case the Manager or the Trust may be asked to indemnify or save the Bank harmless, the Manager and Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Bank will use all reasonable care to identify and notify the Manager and Trust promptly concerning any situation which presents or appears likely to present the probability of such claim for indemnification. The Manager or the Trust, as the case may be, shall have the option to defend the Bank against any claim which may be the subject of this indemnification, and in the event that the Manager or the Trust so elects it will so notify the Bank and thereupon the Manager or the Trust, as the case may be, shall take over the complete defense of the claim, and the Bank shall in such situations incur no further legal or other expenses in connection with such claim, provided however, if the defendants in any such action include both (i) the Manager or the Trust and (ii) the Bank, and the Bank shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Manager or the Trust, as the case may be, the Bank shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the Bank with such cost to be borne by the party hereto ultimately liable with respect to such claim. The Bank shall in no case confess any claim or make any compromise in any case in which the Manager or the Trust will be asked to indemnify the Bank except with the prior written consent of the Manager or the Trust, as the case may be, which consent shall not be unreasonably withheld. The Manager or the Trust, as the case may be, shall not settle any claim without the Bank’s prior written consent, provided however that the Bank shall not unreasonably withhold its consent.
          The Trust shall pay all fees and expenses of any subcustodian.
          The Bank will be under no duty or obligation to inquire into and will not be liable for:
          (a) the validity of the issue of any portfolio securities purchased by or for the Trust, the legality of the purchases thereof or the propriety of the price incurred therefor;
          (b) the legality of any sale of any portfolio securities by or for the Trust or the propriety of the amount for which the same are sold;
          (c) the legality of an issue or sale of any shares of beneficial interest of the Trust or the sufficiency of the amount to be received therefor;
          (d) the legality of the repurchase of any shares of beneficial interest of the Trust or the propriety of the amount to be paid therefore except as specifically set forth on any Schedule hereto;
          (e) the legality of the declaration of any dividend by the Trust or the legality of the distribution of any portfolio securities as payment in kind of such dividend; or
          (f) any property or moneys of the Trust unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.
          Moreover, the Bank will not be under any duty or obligation to ascertain whether any portfolio securities at any time delivered to or held by it for the account of the Trust are such as may properly be held by the Trust under the provisions of its Declaration of Trust, any federal or state statutes or any rule or regulation of any governmental agency.
          12.2 Fees and Expenses of Bank. The Manager will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of portfolio securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the Manager will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Manager for all reasonable expenses incurred in conjunction with termination of this Agreement by the Trust. To the extent the Manager is not obligated pursuant to an agreement with the Trust to pay the fees and expenses of the Bank hereunder, the Trust shall be responsible for such obligations of the Manager set forth in this section 12.2.
          12.3 Advances by Bank. The Bank may, in its sole discretion, advance funds on behalf of any Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund’s account with the Bank, or for any other reason) this Agreement deems any such or related indebtedness, a loan made by the Bank to such Fund payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Trust shall provide the Bank with agreed upon compensating balances. Provided, however, that any such payment or payments by the Bank shall only be deemed a loan made by the Bank to a Fund to the extent such payment or payments do not exceed 10% of the value (taken at the lower of cost or current value) of such Fund’s total assets (not including the amount borrowed) at the time such payment or payments are made, and are made to facilitate the meeting of redemption requests which might otherwise require the untimely disposition of portfolio investments or for extraordinary or emergency purposes. To secure any such payments deemed to be loans in accordance with the foregoing, the Trust hereby grants to the Bank a security interest in and pledges to the Bank securities held by the Bank on behalf of the Fund on whose behalf such payments were made, in an amount not to exceed the lesser of the dollar amount deemed to constitute a loan or ten percent of such Fund’s total assets (taken at cost), the specific securities to be designated in writing from time to time by the Trust or the Manager; and provided, further, that (1) if from time to time neither the Trust nor the Manager shall have designated in writing specific securities in an amount at least equal to the lesser of the dollar amount deemed to constitute a loan or ten percent of the particular Fund’s total assets, or (2) if as a result of the delivery by the Bank out of its custody, pursuant to Proper Instructions, of any securities previously so designated, the remaining amount of securities so designated shall be less than the lesser of the dollar amount deemed to constitute a loan or ten percent of such Fund’s total assets, then the Bank shall have a security interest in the securities of such Fund, in an amount that, taken together with amounts of securities from time to time designated in writing by the Trust or the Manager that have not been delivered out of the custody of the Bank pursuant to Proper Instructions, does not exceed the lesser of the dollar amount deemed to constitute a loan or ten percent of such Fund’s total assets. Should the Trust fail to repay promptly any such advances, the Bank shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.
          13. Termination.
          13.1 This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of the Trust held hereunder, and (ii) by the Trust in order to give the Trust an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Trust will, at its request, have access to the records of the Bank relating to the performance of its duties as custodian.
          13.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all portfolio securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Trust. The obligation of the Bank to deliver and transfer over the assets of the Trust held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Trust does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 13.3 of this Section, deliver the portfolio securities and cash of the Trust held by the Bank to a bank or trust company of its own selection which meets the requirements of Section 17(f)(1) of the Investment Company Act of 1940 and has a reported capital, surplus and undivided profits aggregating not less than $25,000,000, to be held as the property of the Trust under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Trust with the same effect as though selected by the Trustees of the Trust.
          13.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Trust may furnish the Bank with an order of the Trust advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Trust the question of whether the Trust will be liquidated or will function without a custodian for the assets of the Trust held by the Bank. In that event the Bank will deliver the portfolio securities and cash of the Trust held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Trust’s Secretary.
          14. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:
(a)	In the case of notices sent to the Trust to:

GMO Trust c/o Grantham, Mayo, Van Otterloo & Co. 40 Rowes Wharf 4th Floor Boston, MA 02110 Attn: David A. Salem

(b)	In the case of notices sent to the Bank to:

Investors Bank & Trust Company Financial Product Services One Lincoln Plaza P.O. Box 1537

Boston, Massachusetts 02205-1537

or at such other place as such party may from time to time designate in writing.
          15. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Trust, such alteration or amendment will be authorized and approved by its Trustees.
          16. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust without the written consent of the Bank or by the Bank without the written consent of the Trust, authorized and approved by its Trustees; and provided further that termination proceedings pursuant to Section 13 hereof will not be deemed to be an assignment within the meaning of this provision.
          17. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.
          18. Limitation of Liability. The term GMO Trust means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Trust dated June 24, 1985, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and this Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

GMO Trust

	By:	/s/ R. Jeremy Grantham

ATTEST:

/s/ Esther Cash

Grantham, Mayo, Van Otterloo & Co.

	By:	/s/ David A. Salem

ATTEST:

/s/ Esther Cash

Investors Bank & Trust Company

	By:	/s/ [signature]

ATTEST:

/s/ [signature]

Schedule A
Custody of Foreign Securities
          The following provisions govern the maintenance of the Fund’s foreign securities, and cash incidental to transactions in such securities, which pursuant to this Schedule A shall be held in the custody of certain foreign banking institutions and foreign securities depositories acting as sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940 (the “Act”):
I. EUROCLEAR
          1. Appointment of Euroclear as Sub-Custodian. The Fund hereby authorizes and instructs the Bank to employ the securities clearance and depository facilities operated by Morgan Guaranty Trust Company of New York in Brussels, Belgium (“Euroclear”), to act as sub-custodian of the Fund pursuant to and governed by the Terms and Conditions Governing the Euroclear System (the “Terms and Conditions”).
          2. Assets to be Held. The Bank shall limit the securities and other assets maintained in Euroclear to those Euroclear eligible securities which are “foreign securities”, as defined in paragraph (c)(l) of Rule 17f-5 of the Act, and to cash and cash equivalents in such amounts as the Bank or the Fund may determine to be reasonably necessary to effect the Fund’s foreign securities transactions through Euroclear.
          3. Use of Euroclear. Except as may other wise be agreed upon in writing by the Bank and the Fund, the Fund authorizes the deposit in Euroclear of all foreign securities of the Fund eligible for deposit therein and to utilize such securities depository to the extent possible in connection with settlements of purchases and sales of securities and deliveries and returns of securities, until notified to the contrary pursuant to Section 9 hereunder.
          4. Segregation of Securities. The Bank shall identify on its books as belonging to the Fund the foreign securities of the Fund held in Euroclear and shall hold all securities of the Fund in an “Unencumbered Securities Account” with Euroclear.
          5. Reports by Bank. The Bank shall supply the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held in Euroclear as shall be made available to the Bank by Euroclear.
          6. Transactions in Foreign Custody Account. Transactions with respect to the securities and other assets of the Fund held in Euroclear shall be effected pursuant to Proper Instructions from the Fund to the Bank in accordance with the Terms and Conditions.
          7. Terms and Conditions. The Fund acknowledges that the Bank, as a participant in Euroclear, is subject to the Terms and Conditions, a copy of which has been made available to the Fund. The Fund acknowledges that pursuant to such Terms and Conditions, Morgan Guaranty Brussels shall have the sole right to exercise or assert any and all rights or claims in respect of actions or omissions of, or the bankruptcy or insolvency of, any other depository, clearance system or custodian utilized by Euroclear in connection with the Fund’s securities and other assets.

          8. Monitoring Responsibilities. The Bank shall furnish to the Fund information made available to it by Euroclear concerning the Euroclear system for use by the Fund in evaluating such system to ensure compliance with the requirements of Rule l7f-5 of the Act. The Bank shall promptly inform the Fund of any material changes in the circumstances surrounding the foreign custody arrangements provided by Euroclear as such information shall be made available to the Bank by Euroclear or otherwise.
          9. Termination of Euroclear. Upon receipt of Proper Instructions, the Fund may instruct the Bank to cease the employment of Euroclear for maintaining custody of the Fund’s assets, and the Bank shall so cease to employ Euroclear as soon as alternate custodial arrangements have been implemented.
II. CITIBANK.
          1. Appointment of Citibank as Sub-Custodian. The Fund hereby authorizes and instructs the Bank to employ Citibank, NA, a national bank organized and existing under the laws of the United States, having its principal office and place of business at 399 Park Avenue, New York, New York (“Citibank”) which has established a global custody network for the custody of foreign securities (the “Citibank Network”) as sub-custodian for the Fund’s securities and other assets maintained outside the United States pursuant to the Sub-Custodial Agreement by and between Citibank and the Bank (the “Citibank Agreement”) a copy of which has been provided to the Fund.
          2. Appointment of Foreign Sub-Custodians. The Fund hereby authorizes the Bank and Citibank to employ as sub-custodians for the Fund’s securities and other assets maintained outside the United States those eligible foreign custodians as such term is defined in Rule 17f-S of the Act (an “Eligible Foreign Custodian”) or the foreign branch offices of Citibank (a “Branch”) which are listed on Annex A hereto (the “Selected Foreign Sub-Custodians”) pursuant to agreements between Citibank and each of such Selected Foreign Sub-Custodians (the “Sub-Custodial Agreement”) as shall have been previously furnished to the Fund by the Bank. Upon receipt of certified resolutions of the Fund’s Board of Directors, the Bank and the Fund may agree to amend Annex A hereto from time to time to designate additional Eligible Foreign Sub-Custodians or Branches which are part of the Citibank Network to act as sub-custodians.
          3. Assets to be Held. The Bank shall limit the securities and other assets maintained through Citibank in the custody of the foreign sub-custodians to: (a) “foreign securities”, as defined in paragraph (c)(1) of Rule 17f-5 under the Act, and (b) cash and cash equivalents in such amounts as the Bank or the Fund may determine to be reasonably necessary to effect the Fund’s foreign securities transactions, subject to the provisions of Part I of this Schedule A, relating to Euroclear eligible securities, and Part III of this Schedule A, relating to securities to be held in Australia.
          4. Foreign Securities Depositories. Except as may other wise be agreed upon in writing by the Bank and the Fund, the Fund authorizes the deposit in a securities depository which is a Selected Foreign Sub-Custodian, all securities of the Fund held in the Citibank Network eligible for deposit therein and to utilize such securities depository to the extent possible in connection with settlements of purchases and sales of securities and deliveries and returns of securities.

          5. Segregation of Securities. The Bank shall identify on its books as belonging to the Fund the foreign securities of the Fund held in the Citibank Network, and Citibank shall identify in a separate account, pursuant to the Citibank Agreement, all securities and moneys of the Fund.
          6. Agreements with Selected Foreign Sub-Custodians. Upon receiving notification from Citibank, the Bank shall promptly notify the Fund of any changes in the terms of the Sub-Custodial Agreements in effect with Citibank with respect to Selected Foreign Sub-Custodians.
          7. Reports by Bank. The Bank shall supply the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held in the Citibank Network, including but not limited to the identification of entities having possession of the Fund’s securities and other assets and advices or notifications of any transfers of securities to or from each account maintained on behalf of the Fund, as shall be made available to the Bank by Citibank.
          8. Transactions in Foreign Custody Account. Transactions with respect to the securities and other assets of the Fund held in the Citibank Network shall be effected pursuant to Proper Instructions from the Fund to the Bank in accordance with the Citibank Agreement If at any time, at the request of the Fund, any securities of the Fund shall be registered in the name of the nominee-of the Selected Foreign Sub-Custodian, the Fund agrees to reimburse the Bank for any expenses to which it may become liable pursuant to the Citibank Agreement by reason of the registration of such securities in the name of such nominee.
          9. Liability of Citibank. The standard of care and the liability of Citibank for its actions and the actions of Selected Foreign Sub-Custodians in connection with the securities and other assets of the Fund held in the . Citibank Network is set forth in the Citibank Agreement.
          10. Monitoring Responsibilities. The Bank shall furnish to the Fund information made available to it by Citibank concerning the Selected Foreign Sub-Custodians for use by the Fund in evaluating such Selected Foreign Sub-Custodians to ensure compliance with the requirements of Rule 17f-5 of the Act. The Bank shall promptly inform the Fund of any material changes in the circumstances surrounding the foreign custody arrangements provided by Citibank as such information shall be made available to the Bank by Citibank.
          11. Upon receipt of Proper Instructions, the Fund may instruct the Bank to cease the employment of any one or more of such Selected Foreign Sub-Custodians for maintaining custody of the Fund’s assets, or to terminate Citibank as Sub-Custodian of the Fund, and the Bank shall so cease to employ such sub-custodian as soon as alternate custodial arrangements have been implemented.
III. NATIONAL AUSTRALIA BANK LIMITED.
          1. Appointment of National Australia Bank Limited as Sub-Custodian. The Fund hereby authorizes and instructs the Bank to employ National Australia Bank Limited, a banking institution organized under the laws of Australia N.A., meeting the requirements of an eligible foreign custodian as that term is defined in Rule 171-5 of the Act, having its principal office and place of business in Melbourne, Victoria, Australia (“NAB”) as sub-custodian for the Fund’s securities and other assets maintained in Australia and New Zealand pursuant to the

Master Sub-custodian Agreement by and between NAB and the Bank (the “NAB Agreement”), a copy of which has been made available to the Fund.
          2. Assets to be Held. The Bank shall limit the securities and other assets maintained at NAB to: (a) “foreign securities”, as defined in paragraph (c)(1) of Rule 17f-5 under the Act, the principal trading market for which is in Australia or New Zealand and (b) cash and cash equivalents in such amounts as the Bank or the Fund may determine to be reasonably necessary to effect the Fund’s foreign securities transactions, subject to the provisions of Part I of this Schedule A, relating to Euroclear eligible securities.
          3. National Nominees Limited. All securities of the Fund held by NAB shall be registered in the name of its wholly-owned subsidiary, National Nominees Limited.
          4. Segregation of Securities. The Bank shall identify on its books as belonging to the Fund the foreign securities of the Fund held by NAB, and NAB shall identify in a separate account, pursuant to the NAB Agreement, all securities and moneys of the Fund.
          5. Reports by Bank. The Bank shall supply the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by NAB, including but not limited to advices or notifications of any transfers of securities to or from each account maintained on behalf of the Fund, as shall be made available to the Bank by NAB.
          6. Transactions in Foreign Custody Account. Transactions with respect to the securities and other assets of the Fund held by NAB shall be effected pursuant to Proper Instructions from the Fund to the Bank in accordance with the NAB Agreement
          7. Use of Austraclear. Upon receipt of certified resolutions of the Fund’s Board of Directors authorizing the use of Austraclear, a securities depository, all securities of the Fund held by NAB and eligible for deposit therein may be so deposited and held therein.
          8. Liability of NAB. The standard of care and the liability of NAB for its actions in connection with the securities and other assets of the Fund held by NAB is set forth in the NAB Agreement.
          9. Monitoring Responsibilities. The Bank shall furnish to the Fund information made available to it by NAB concerning NAB for use by the Fund in evaluating NAB and to ensure compliance with the requirements of Rule 17f-5 of the Act. The Bank shall promptly inform the Fund of any material changes in the circumstances surrounding the foreign custody arrangements provided by NAB as such information shall be made available to the Bank by NAB.
          10. Termination. Upon receipt of Proper Instructions, the Fund may instruct the Bank to cease the employment of NAB for maintaining custody of the Fund’s assets, and the Bank shall so cease to employ NAB as soon as alternate custodial arrangements have been implemented.

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[IBT LETTERHEAD]
May 30, 2003
GMO Trust
40 Rowes Wharf
Boston, MA 02110
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf
Boston, MA 02110
Re: Amendment to the Custodian Agreement (the “Agreement”), dated August 1, 1991, by and among GMO Trust (the “Trust”), on behalf of certain series of the Trust (the “Funds”), Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) and Investors Bank & Trust Co. (the “Bank”), as amended.
Ladies and Gentlemen:
               Pursuant to Section 15 of the Agreement, this letter amends the Agreement as required by recently adopted amendments to Rule 17f-4 under the Investment Company Act of 1940, as amended (“Rule 17-4”), governing investment companies’ use of securities depositories. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement. The terms “financial assets,” “securities entitlements,” “securities intermediary,” “securities depository,” and “intermediary custodian,” as used herein, shall have the same meaning as when such terms are used in Rule 17f-4 for purposes of Rule 17f-4.
               The Bank hereby agrees to the following as of the date hereof:
(1)	In addition to, and not in lieu of, any standard of care set forth in the Agreement, the Bank shall be obligated to exercise due care in accordance with reasonable commercial standards when placing and maintaining financial assets corresponding to the Trust’s securities entitlements with a securities depository or an intermediary custodian;

(2)	In addition to the Bank’s obligations under Section 11 of the Agreement, the Bank shall provide, promptly upon request by

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the Trust, such reports as are available regarding its internal accounting controls and financial strength;

(3)	In addition to, and not in lieu of, any standard of care set forth in the Agreement that is applicable to an intermediary custodian appointed by the Bank pursuant to the terms of the Agreement, any such intermediary custodian shall be obligated, pursuant to the terms of its agreement or other arrangement with the Bank, at a minimum to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain financial assets, corresponding to the security entitlements of its entitlement holders (as defined in U.C.C. Sections 8-102(a)(7) (2002));

(4)	Notwithstanding requirements to the contrary in Sections 6.2(a) through (c) of the Agreement, the Trustees of the Trust shall not be required to provide prior approval or annual reapproval of the Bank’s use of the Book-Entry System, a Depository, or a system maintained by the Bank for the holding of Book-Entry Paper, and the Trust hereby agrees that the Bank may so use such systems or depositories; and

(5)	The clause “, specifically identified in a certified copy of a resolution of the Trustees of the Trust” in the last sentence of Section 2.6 of the Agreement is hereby deleted.
               This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, on behalf of the Funds, the Manager, and the Bank in accordance with its terms. The terms of this letter agreement shall be effective as of March 28, 2003.

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Sincerely, INVESTORS BANK & TRUST COMPANY
By:	/S/ Andrew M. Nesvet
	Name:	Andrew M. Nesvet
	Title:	Managing Director

The foregoing is hereby
accepted and agreed.
GMO TRUST, on behalf of the Funds

By:	/S/ Elaine M. Hartnett
	Name:	Elaine M. Hartnett
	Title:	Vice President and Secretary

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
By:	/S/ Elaine M. Hartnett
	Name:	Elaine M. Hartnett
	Title:	Associate General Counsel

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